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                                December 7, 2000




GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD 20878

         Re:   GenVec, Inc.
               Registration Statement on Form S-1
               File No. 333-47408

Ladies and Gentlemen:

         We have acted as special counsel to GenVec, Inc., a Delaware corporation ("Company"), in connection with a Registration Statement on Form S-1, as amended (the "Registration Statement"), relating to the proposed offer and sale of up to 4,600,000 shares of the Company's common stock, $.001 par value ("Common Stock"), by the Company.

         In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, as amended, an amendment thereto in the form approved by the stockholders of the Company (the "Amendment"), the Bylaws of the Company as in effect on the date of this opinion, resolutions of the Board of Directors of the Company, and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         (i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         (ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after


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GenVec, Inc.
December 7, 2000
Page 2


any change in any of the foregoing occurring after the date hereof.

         (iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof or of the stockholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         (iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         (v) We express no opinion as to the effect or application of any laws or regulations other than the internal laws of the State of Delaware.

         Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above and that the Amendment will be duly filed with the Office of the Secretary of State of the State of Delaware on or prior to the date of effectiveness of the Registration Statement, we are of the opinion that the 4,600,000 shares of Common Stock, when issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

         This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                     Very truly yours,

                                                     /s/ Arnold & Porter